ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

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(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

GBT Technologies Inc.
Name of merging entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

Gopher Protocol Inc.
Name of surviving entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

NV025 - 03/27/2008 C T System Online

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

3) **(Choose one)**

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) **Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):**

(a) Owner's approval was not required from

GBT Technologies Inc.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Gopher Protocol Inc.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

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(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

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ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

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5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The articles of incorporation of the surviving corporation shall be amended as follows:

"FIRST: The name of the Corporation is GBT Technologies Inc."

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** July 29, 2019

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*
(if there are more than four merging entities, check box ☐ and attach an 8 %" x 1 1 " blank sheet containing the required information for each additional entity.):

GBT Technologies Inc.
Name of merging entity

X Doug Davis | Chief Executive Officer | 7/9/2019
Signature | **Title** | **Date**

Name of merging entity

X
Signature | **Title** | **Date**

Name of merging entity

X
Signature | **Title** | **Date**

Name of merging entity

X
Signature | **Title** | **Date**

Gopher Protocol Inc.
Name of surviving entity

X Doug Davis | Chief Executive Officer | 7/9/2019
Signature | **Title** | **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filing Instructions for the Amendments Division

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

Dear Customer: We value your patronage and desire to provide you the best service possible. In an effort to facilitate your filing we would appreciate your taking a moment to read the following before submitting your document. Failure to include any of the information required on the form may cause the filing to be rejected.

-Thank you-

1.) One file stamped copy of the filing will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

2.) If paying for expedite service, include and highlight the word **"EXPEDITE"** in your correspondence.

3.) Verify filing is submitted on the correct form prescribed by the Secretary of State.

4.) Forms must include appropriate signatures as required.

5.) If applicable, include the appropriate names and addresses as requested on the form.

6.) If adding new managers or general partners, their names and addresses must be set forth.

7.) Documents must reflect the complete name of the entity as registered with the Secretary of State.

8.) Attach all pages that are referenced as attachments.

9.) All documents must be legible for filming and/or scanning.

10.) If filing restated articles (containing newly amended articles, deletions or additions), provide a form prescribed by the Secretary of State indicating which articles have been amended, deleted or added. Furthermore, *the articles must contain the necessary amendment language as required by the statutes* governing amendments for that type of business entity.

11.) Verify that the status of the entity is not revoked. Verification may be made by visiting our Web site at www.secretaryofstate.biz or calling this office.

12.) The correct filing date must be provided when required.

13.) All required information must be completed and appropriate boxes checked or filing will be rejected.

14.) Please contact this office for assistance if you are unsure of the filing fee for your document.

All forms may be downloaded from our Web site www.secretaryofstate.biz . The Nevada Revised Statutes may be obtained at http://www.leg.state.nv.us/NRS.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

Secretary of State
Amendments Division
204 N. Carson Street, Suite 1
Carson City, NV 89701-4299
775-684-5708 Fax 775-684-5731

(This Office Accepts Expedited Filings Only)
Secretary of State-Satellite Office
Commercial Recordings Division
555 E. Washington Avenue, Suite 4000
Las Vegas, NV 89101
702-486-2880 Fax 702-486-2888